CONTACT:      Bruce Zurlnick                     Leigh Parrish/Caren Barbara
              Senior Vice President and          Media Contact: Melissa Merrill
              Chief Financial Officer            Financial Dynamics
              Finlay Enterprises, Inc.           (212) 850-5600
              (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                FINLAY ENTERPRISES REPORTS FIRST QUARTER RESULTS

NEW YORK, NY, MAY 24, 2007 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today its financial results for the first quarter of fiscal 2007.

Total sales for the first quarter ended May 5, 2007 increased 11.4% to $166.4 million compared to $149.3 million in the first quarter of fiscal 2006, on a continuing operations basis. Specialty jewelry stores consisting of Carlyle and
Congress contributed sales of $27.2 million in the quarter, as compared to $17.5 million in the same period last year.

Comparable store sales (stores open for the same months during the comparable period) for the first quarter increased 8.1%. The Company estimates the calendar shift associated with Mother's Day coming a week earlier this year had an approximate 3% to 4% positive impact on first quarter comparable store sales and will negatively impact second quarter sales by a similar amount.

For the thirteen weeks ended May 5, 2007, the Company reported a loss from continuing operations of $7.6 million, or $0.84 per share, compared to a loss of
$6.3 million, or $0.70 per share, in the first quarter of fiscal 2006. Results from operations before depreciation and amortization expenses (EBITDA) for the first quarter improved to a loss of $1.0 million, compared to a loss of $1.5 million in the prior year period. Income from discontinued operations for the thirteen weeks ended April 29, 2006 totaled $6.5 million, or $0.71 per share.

In the Company's fiscal 2007 outlook, it indicated the effective tax rate for the fiscal year would be significantly lower than that of fiscal 2006 primarily due to the projected low level of pre-tax loss. The lower tax rate in fiscal
2007 will negatively impact the first three quarters of the year due to expected losses in those periods and benefit the fourth quarter, the period in which the majority of the Company's profit is generated. As such, the effective tax rate for the first quarter of 2007 was 29.5% compared to 39.5% for the first quarter of 2006. Had fiscal 2006 been subject to the fiscal quarter 2007 tax rate, the resulting net loss from continuing operations for the first quarter of 2006 would have been $7.4 million, or $0.82 per share.

For the thirteen weeks ended April 29, 2006, the Company reported net income on a consolidated basis including discontinued operations of $119,000, or $0.01 per share. Upon the closing of the Parisian store group at the end of the second quarter, the Parisian results will be reflected as discontinued operations for both the second quarter and six months for fiscal 2007 and 2006.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc. commented, "While we were pleased with our comparable store sales increase for the quarter, our overall results reflect lower volume than anticipated at doors open less than a year, including our Congress stores. We continue to view this year as a transitional period for our Company, as we absorb the impact of store closures and expand our presence in the specialty jewelry store sector. We remain focused on our disciplined approach to managing our operating expenses and inventory levels. Further, the steps we have taken to diversify our revenue streams are generating results and we continue to be encouraged by the performance in the luxury sector, including our Carlyle stores and our
Bloomingdale's departments."

COMPANY OUTLOOK

The Company anticipates a per share loss on a continuing operations basis for the second quarter between $0.95 and $1.05, based on a comparable store sales decrease in the range of 1.0% to 2.0%. As previously noted, the calendar shift associated with Mother's Day is expected to negatively impact sales in the second quarter, including impacting comparable store sales by approximately 3%
to 4%. Total sales are projected to be in the range of $145 to $155 million.

For fiscal 2007, taking actual first quarter results into consideration, the
Company projects a net loss per share on a continuing operations basis in the range of $0.30 to $0.45, EBITDA in the range of $35 million to $37 million and total sales to range from $770 million to $790 million, excluding the Parisian store group.

CONFERENCE CALL

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, May 24, 2007 at 10:00
a.m. Eastern Time. A live broadcast of the call will be available on the
Company's website at: http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States. The Company also operates luxury stand-alone jewelry stores primarily located in the southeastern United States and achieved sales of $761.8 million in fiscal 2006. The number of locations at the end of the first quarter of fiscal 2007 totaled 749, including 33 Carlyle and five
Congress specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                             THIRTEEN WEEKS ENDED
                                                            -------------------------------------------------------
                                                                   MAY 5, 2007                  APRIL 29, 2006
                                                            ------------------------       ------------------------

Sales.....................................................  $  166,438       100.0%        $  149,343       100.0%
Cost of sales.............................................      88,346        53.1             76,836        51.5
                                                            ------------------------       ------------------------
    Gross margin..........................................      78,092        46.9             72,507        48.5
Selling, general and administrative expenses..............      79,120        47.5             74,019        49.5
Depreciation and amortization.............................       3,653         2.2              3,704         2.5
                                                            ------------------------       ------------------------
    Loss from operations (1)..............................      (4,681)       (2.8)            (5,216)       (3.5)
Interest expense, net.....................................       6,105         3.7              5,246         3.5
                                                            ------------------------       ------------------------
    Loss from continuing operations before income taxes...     (10,786)       (6.5)           (10,462)       (7.0)
Benefit for income taxes..................................      (3,182)       (1.9)            (4,132)       (2.8)
                                                            ------------------------       ------------------------
    Loss from continuing operations.......................      (7,604)       (4.6)            (6,330)       (4.2)
Discontinued operations, net of tax.......................           -           -              6,449         4.3
                                                            ------------------------       ------------------------
    Net income (loss).....................................  $   (7,604)       (4.6)%       $      119         0.1%
                                                            ========================       ========================

Loss from continuing operations per share applicable to
    common shares:
    - Basic net loss per share............................  $    (0.84)                    $    (0.70)
                                                            ===========                    ===========
    - Diluted net loss per share..........................  $    (0.84)                    $    (0.70)
                                                            ===========                    ===========

Discontinued operations:
    - Basic net income per share..........................  $      -                       $     0.71
                                                            ===========                    ===========
    - Diluted net income per share........................  $      -                       $     0.71
                                                            ===========                    ===========

Net income (loss) per share applicable to common shares:
    - Basic net income (loss) per share...................  $    (0.84)                    $     0.01
                                                            ===========                    ===========
    - Diluted net income (loss) per share.................  $    (0.84)                    $     0.01
                                                            ===========                    ===========

Weighted average share and share equivalents outstanding:
    - Basic...............................................    9,052,477                     8,983,032
                                                            ===========                    ===========
    - Diluted.............................................    9,052,477                     8,983,032
                                                            ===========                    ===========

Other information: EBITDA (2).............................  $   (1,028)                    $   (1,512)
                                                            ===========                    ===========

Reconciliation of EBITDA:
    Loss from operations..................................  $   (4,681)                    $   (5,216)
    Add: Depreciation and amortization ...................       3,653                          3,704
                                                            -----------                    -----------
    EBITDA................................................  $   (1,028)                    $   (1,512)
                                                            ===========                    ===========

---------------------------

(1) Included in continuing operations for the first quarter of fiscal 2006 are pre-tax charges totaling $1.3 million, or $0.09 per share, associated with central office severance and other closing related costs in conjunction with the Federated store closings.

(2) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of
    EBITDA may not be comparable to similar titled measures of other companies.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                            MAY 5, 2007         APRIL 29, 2006
                                                                         -----------------     ----------------
                               ASSETS

Cash................................................................       $       2,952        $        3,221
Accounts receivable.................................................              32,065                51,910
Inventory (1) ......................................................             437,828               341,147
Other current assets (1)............................................               5,858                53,516
                                                                         -----------------     ----------------
    Total current assets............................................             478,703               449,794
                                                                         -----------------     ----------------

Fixed assets, net...................................................              54,940                56,999
Other assets........................................................              15,506                13,676
                                                                         -----------------     ----------------
    Total assets....................................................       $     549,149        $      520,469
                                                                         =================     ================

                LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings (1) ..........................................       $      92,813        $       33,871
Accounts payable....................................................              63,808                83,430
Other current liabilities...........................................              68,044                75,792
                                                                         -----------------     ----------------
    Total current liabilities.......................................             224,665               193,093

Long-term debt......................................................             200,000               200,000
Deferred income taxes and other non-current liabilities.............               9,730                10,386
                                                                         -----------------     ----------------
    Total liabilities...............................................             434,395               403,479
Total stockholders' equity..........................................             114,754               116,990
                                                                         -----------------     ----------------
    Total liabilities and stockholders' equity......................       $     549,149        $      520,469
                                                                         =================     ================

-----------------------

(1) The termination of the Company's gold lease program in the fourth quarter of fiscal 2006 is reflected on the balance sheet above as of May 5, 2007. The net impact of the transaction was to increase asset inventory by approximately $95 million, reduce other current assets by $45 million and increase short - term borrowings by $50 million.

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